EXHIBIT 11
                                  BEA SYSTEMS, INC.
                              APRIL 30, 1997 FORM 10-QSB
                          COMPUTATION OF NET LOSS PER SHARE
                     (in thousands, except for per share amounts)


                                                                             Three months ended
                                                                                  April 30,
                                                                              1997         1996
Net Loss Per Share:

Weighted average common shares outstanding for the period                     20,323        8,289
Common equivalent shares pursuant to Staff Accounting Bulletin
  Nos. 64 and 83                                                                -          19,533
                                                                            --------     --------
Shares used in historical per share computation                               20,323       27,822
                                                                            ========     ========
Net loss                                                                    $(20,371)    $(67,451)
Cumulative  dividends on Series B redeemable convertible
  preferred stock                                                               (268)        (119)
                                                                            --------     --------
Net loss applicable to common stockholders                                  $(20,639)    $(67,750)
                                                                            ========     ========

Net loss per share                                                          $  (1.02)    $  (2.44)
                                                                            ========     ========

Pro Forma Net Loss Per Share:

Shares used in historical per share computation                               20,323       27,822
Common equivalent shares assuming conversion of preferred stock               29,969       22,200
Common equivalent shares assuming conversion of convertible
  line of credit                                                                 418            -
                                                                            --------     --------
Shares used in per share computation                                          50,710       50,013
                                                                            ========     ========
Net loss                                                                    $(20,371)    $(67,451)
                                                                            ========     ========
Pro forma net loss per share                                                $  (0.40)    $  (1.35)
                                                                            ========     ========

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